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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14C

                INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.   )


Check the appropriate box:

/ / Preliminary Information Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule
    14c-5(d)(2))

/X/ Definitive Information Statement

                       RiverSource Managers Series, Inc.
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                (Name of Registrant As Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)  Title of each class of securities to which transaction applies:

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(2)  Aggregate number of securities to which transaction applies:

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(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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(4)  Proposed maximum aggregate value of transaction:

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(5)  Total fee paid:

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/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)  Amount Previously Paid:

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(2)  Form, Schedule or Registration Statement No.:

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(4)  Date Filed:

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                                                  (RIVERSOURCE INVESTMENTS LOGO)

                    RIVERSOURCE PARTNERS SMALL CAP VALUE FUND
                     901 MARQUETTE AVENUE SOUTH, SUITE 2810
                           MINNEAPOLIS, MN 55402-3268

INFORMATION STATEMENT

  NOTICE REGARDING SUBADVISER

     This information statement mailed on or about January 26, 2009, is being provided to the shareholders of RiverSource Partners Small Cap Value Fund (formerly known as RiverSource Small Cap Value Fund (the "Fund")), a series of RiverSource Managers Series, Inc., in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Fund received from the Securities and Exchange Commission (the "SEC"). This exemptive order permits RiverSource Investments, LLC ("RiverSource Investments" or the "Investment Manager"), subject to approval of the Fund's Board of Directors (the "Board"), to retain a subadviser (or subadvisers) which RiverSource Investments believes is best suited to achieve the Fund's investment objective.

     THIS INFORMATION STATEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND NO ACTION IS REQUESTED ON YOUR PART. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE FUND AND ITS MANAGEMENT AGREEMENT

     RiverSource Investments, located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as investment manager to the Fund pursuant to an Investment Management Services Agreement (the "IMS Agreement") dated April 10, 2008. The Fund currently has four subadvisers. Under the IMS Agreement, RiverSource Investments monitors the performance of subadvisers on an ongoing basis. Factors it considers with respect to each subadviser are, among others: the qualifications of the subadviser's investment personnel, its investment philosophy and process, and its long-term performance results (the "Subadviser Factors"). As compensation for its services, RiverSource Investments receives a management fee from the Fund and, from this management fee, RiverSource Investments pays each subadviser a subadvisory fee.

     Each subadviser serves pursuant to a separate subadvisory agreement (each a "Subadvisory Agreement") under which the subadviser manages the portion of the investment portfolio allocated to it by RiverSource Investments, and provides related compliance and record-keeping services. In accordance with procedures adopted by the Board, affiliated broker-dealers of the subadviser may execute portfolio transactions for a Fund and receive brokerage commissions in connection with those transactions as permitted by Section 17(e) of the Investment Company Act of 1940, as amended (the "1940 Act"), or separate SEC exemptive relief. A subadviser is allowed to use soft dollar arrangements in which it directs brokerage commissions to brokers to pay for research services, provided that the subadviser's procedures are consistent with Fund and RiverSource Investments' policies.

METROPOLITAN WEST CAPITAL MANAGEMENT, LLC AND THE INTERIM SUBADVISORY AGREEMENT AND THE NEW SUBADVISORY AGREEMENT

     At a meeting of the Board on April 12-13, 2006, the Board, including a majority of the Board members who are not interested persons of the Fund within the meaning of the 1940 Act (the "Independent Directors"), approved the recommendation of RiverSource Investments to approve a Subadvisory Agreement with Metropolitan West Capital Management, LLC ("MetWest Capital") dated April 24, 2006. On June 1, 2006, Evergreen Investments, a majority owned subsidiary of Wachovia Corporation ("Wachovia"), acquired a majority interest in MetWest Capital (collectively, the "Initial Subadvisory Agreement"). On October 3, 2008, Wachovia announced that it entered into a merger agreement with Wells Fargo & Company ("Wells Fargo"), which is expected to close by the end of 2008 and is subject to approval by Wachovia's shareholders and by regulators. On October 20, 2008, Wachovia and Wells Fargo entered into a separate agreement pursuant to which Wachovia issued and sold to Wells Fargo shares of

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preferred stock representing approximately 39.9% of the voting power of
Wachovia's outstanding voting securities (the "Transaction"), which resulted in the automatic termination of the existing subadvisory agreement between RiverSource Investments and MetWest Capital. At a meeting of the Board on October 28, 2008, the Board, including a majority of the Independent Directors, approved an interim Subadvisory Agreement with MetWest Capital. This Subadvisory Agreement was effective as of October 20, 2008. At a meeting of the Board on November 13, 2008, the Board, including a majority of the Independent Directors, approved a new Subadvisory Agreement with MetWest Capital (the "New Subadvisory Agreement").

     Under the IMS Agreement, the Fund pays RiverSource Investments a fee as follows:

ASSETS (BILLIONS)                                      ANNUAL RATE AT EACH ASSET LEVEL
-----------------                                      -------------------------------
First $0.25..........................................               0.970%
Next 0.25............................................               0.945
Next 0.25............................................               0.920
Next 0.25............................................               0.895
Over 1.00............................................               0.870


     The table above represents the fee paid by the Fund to RiverSource Investments. RiverSource Investments, in turn, pays MetWest Capital a fee out of its own assets, calculated at the following annual rates:

     - 0.50% on all assets

                                      FEES PAID BY THE FUND TO      FEES PAID BY RIVERSOURCE
                                      RIVERSOURCE INVESTMENTS*   INVESTMENTS TO METWEST CAPITAL
                                      ------------------------   ------------------------------
RiverSource Partners Small Cap Value
  Fund (fiscal year ended 5/31/08)..        $1,357,085.90                 $3,233,012.79


--------

    *  RiverSource Investments uses these fees to pay the subadvisers.

     There are no material differences between the Initial Subadvisory Agreement and the New Subadvisory Agreement. The Subadvisory Agreements with the Fund's other subadvisers, Barrow, Hanley, Mewhinney & Strauss, Inc. (Barrow Hanley), Donald Smith & Co., Inc. (Donald Smith) and Federated MDTA LLC (MDTA), are unchanged as a result of this Transaction. Other than the different fee schedules, there are no material differences affecting the Fund or its shareholders with respect to the MetWest Capital Subadvisory Agreement, compared to the Barrow Hanley, Donald Smith and MDTA Subadvisory Agreements.

INFORMATION ABOUT METWEST CAPITAL

     MetWest Capital is a SEC-registered investment adviser. As of September 30, 2008, MetWest Capital had approximately $10.1 billions in assets under management. MetWest Capital's principal offices are located at 610 Newport Center Drive, Suite 1000, Newport Beach, CA 92660.

     The following table provides information on the principal executive officers and directors of MetWest Capital.

                       TITLE AND PRINCIPAL
NAME                       OCCUPATION                          ADDRESS
----              ----------------------------   -----------------------------------
Gary W.           President; Treasurer;          610 Newport Center Dr., Suite 1000,
  Lisenbee......  Director; Member               Newport Beach, CA 92660
Howard R.         Chief Executive Officer;       610 Newport Center Dr., Suite 1000,
  Gleicher......  Chief Investment Officer;      Newport Beach, CA 92660
                  Director; Member
Steven M.         Senior Vice President;         610 Newport Center Dr., Suite 1000,
  Borowski......  Director; Member               Newport Beach, CA 92660
Michael H.        Secretary; Director            610 Newport Center Dr., Suite 1000,
  Koonce........                                 Newport Beach, CA 92660
Matthew C.        Assistant Treasurer            610 Newport Center Dr., Suite 1000,
  Moss..........                                 Newport Beach, CA 92660


                                        2

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
                       TITLE AND PRINCIPAL
NAME                       OCCUPATION                          ADDRESS
----              ----------------------------   -----------------------------------
Dennis H.         Director                       610 Newport Center Dr., Suite 1000,
  Ferro.........                                 Newport Beach, CA 92660
Richard S.        Director                       610 Newport Center Dr., Suite 1000,
  Gershen.......                                 Newport Beach, CA 92660
Thomas K.         Director                       610 Newport Center Dr., Suite 1000,
  Hoops.........                                 Newport Beach, CA 92660
Barbara A.        Chief Compliance Officer       610 Newport Center Dr., Suite 1000,
  Lapple........                                 Newport Beach, CA 92660


OTHER FUNDS/ACCOUNTS WITH SIMILAR INVESTMENT OBJECTIVES MANAGED BY METWEST
CAPITAL

                                            ASSETS
NAME                                 AS OF SEPT. 30, 2008             MANAGEMENT FEE
----                                 --------------------   ---------------------------------
                                        (IN THOUSANDS)
Hartford Select Small Cap Value
  Fund.............................        $  39,547        60bp on first $100 million
Hartford SmallCap Value HLS Fund...           26,726        60bp on first $100 million
Northern Trust Multi-Manager Small
  Cap Fund.........................           73,932        50bp on first $50 million,
                                                            40bp on balance above $50 million
UBS PACE Small/Mid Co Value
  Investments......................          157,237        40bp
Other Separate Accounts............         127, 300        50 to 75bp


BOARD CONSIDERATIONS

     At the October 28, 2008 and November 13, 2008 Board meetings, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of the New Subadvisory Agreement (including the interim Subadvisory Agreement) between RiverSource Investments and MetWest Capital, and the Board's legal responsibilities related to such consideration. In evaluating the recommendation to approve the New Subadvisory Agreement, the Board considered that there were no material changes, including in the level of subadvisory fee of 0.50%, between the Initial Subadvisory Agreement and the New Subadvisory Agreement, as a result of the change in control of MetWest Capital. The Board also noted that, following the Transaction, there were no changes to the investment team at MetWest Capital that manages the Fund or to any policies and procedures of MetWest Capital affecting the Fund, and none were expected.

     Additionally, at the January Board 2008 meeting, the Board had reviewed with MetWest Capital the performance of the Fund and the services provided by MetWest Capital and concluded that MetWest Capital was performing well in light of market conditions.

     Nature, Extent and Quality of Services Provided by MetWest Capital: The Board considered MetWest Capital's organization, including its favorable history, reputation, qualification and background, as well as the qualifications of its personnel, and its compliance program. The Board also discussed the fact that the terms of the New Subadvisory Agreement were unchanged from those in the Initial Subadvisory Agreement. The Board also discussed MetWest Capital's financial viability, back-office, compliance and operational capabilities, and its ability to continue providing services to the Fund.

     Investment Performance of MetWest Capital: For purposes of evaluating the nature, extent and quality of services, the Board carefully reviewed MetWest Capital's strong performance history. The Board also observed the relatively low turnover of securities pursuant to MetWest Capital's strategy. The Board concluded that in light of market conditions, MetWest Capital performed favorably.

     Costs of Services Provided: The Board reviewed the proposed level of subadvisory fees, noting that the proposed fees would be paid by RiverSource Investments and would not impact the fees paid by the Fund.

                                        3

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Additionally, the Board observed that the proposed fee level was within the range of fees paid to the Fund's other subadvisers. The Board concluded that the proposed subadvisory fees continue to be reasonable.

     Profitability and Economies of Scale to be Realized: The Board recognized that, because the subadviser's fees are paid by RiverSource Investments and not the Fund, the analysis of economies of scale and profitability was more appropriate in the context of the Board's consideration of the IMS Agreement, which was separately considered and renewed in its April 9-10, 2008 meeting.

     Based on the foregoing, the Board, including all of the Independent Directors, concluded that MetWest Capital was in a position to continue to provide a high quality of services to the Fund. The Board also reconfirmed its original conclusion that the fees payable to MetWest Capital were fair and reasonable in light of the proposed services to be provided. In reaching this conclusion, no single factor was determinative.

     The Board also considered that the terms of the New Subadvisory Agreement are consistent with the language of the registration statements of the Fund and the IMS Agreement between the Fund and RiverSource Investments. Based on the foregoing analysis, the Board concluded that the approval of the New Subadvisory Agreement is in the best interests of the Fund and its shareholders.

ADDITIONAL INFORMATION ABOUT THE FUND

     In addition to acting as the Fund's investment manager, RiverSource Investments and its affiliates also receive compensation for providing other services to the Fund.

  ADMINISTRATOR

     Ameriprise Financial, Inc., located at 200 Ameriprise Financial Center, Minneapolis, Minnesota 55474, serves as the administrator of the Fund.

  PRINCIPAL UNDERWRITER

     RiverSource Distributors, Inc., located at 50611 Ameriprise Financial Center, Minneapolis, MN 55474, and Seligman Advisors, Inc., 100 Park Avenue, New York, New York 10017, serve as the principal underwriters and distributors of the Fund.

  TRANSFER AGENT

     RiverSource Service Corporation, located at 734 Ameriprise Financial Center, Minneapolis, MN 55474, provides or compensates others to provide transfer agency services to the Fund.


                                        4

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  CUSTODIAN

     JPMorgan Chase Bank, N.A., 1 Chase Manhattan Plaza, 19th Floor, New York, NY 10005, provides custody services to the RiverSource funds.

FINANCIAL INFORMATION

     The Fund's most recent annual report and semiannual report are available on request, without charge, by writing to 734 Ameriprise Financial Center, Minneapolis, Minnesota 55474 or calling (888) 791-3380, or via the Fund's website at www.riversource.com.

RECORD OF BENEFICIAL OWNERSHIP

     For the Fund, as of September 30, 2008, clients of Charles Schwab & Co., a brokerage firm, held 13.67% of Class A shares; RiverSource Investments and the Affiliated Funds of Funds (Portfolio Builders) held 100% of Class I shares; Hartford Life Insurance held 99.09% of Class R2 shares; RiverSource Investments held 43.66% of Class R3 shares; Hartford Life Insurance Company held 56.34% of Class R3 shares; Charles Schwab held 93.65% of Class R4 shares; and JPMorgan Chase Bank held 99.96% of Class R5 shares.

     As of September 30, 2008, Board members and officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.

SHAREHOLDER PROPOSALS

     The Fund is not required to hold regular meetings of shareholders each year. Meetings of shareholders are held from time to time and shareholder proposals intended to be presented at future meetings must be submitted in writing to the Fund in reasonable time prior to the solicitation of proxies for the meeting.

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S-6239-10 A (1/09)

                                                  (RIVERSOURCE INVESTMENTS LOGO)